Exhibit 23.1

Consent of Independent Auditors

We consent to the use of our report dated 181h March 2019, with respect to the consolidated financial statements of JW STARGAZER Holding GmbH included in the Form 8-K of Callaway Golf Company.

/s/ Enzenhofer	/s/ Rucker
Wirtschaftsproter	WirtschaftsprOfer
[German Public Auditor]	[German Public Auditor]

Ernst & Young GmbH
WirtschaftsprOfungsgesellschaft
Eschborn/Frankfurt am Main, Germany

18 March 2019

00 JW STARGAZER auditors consent